NOTICE OF AWARD OF RESTRICTED STOCK UNITS

HECLA MINING COMPANY 2010 STOCK INCENTIVE PLAN

Hecla Mining Company (the “Company”) hereby grants this Restricted Stock Unit Award (the “Award”) of the number of Restricted Stock Units set forth in this Notice of Award of Restricted Stock Units (the “Notice”) to the Grantee designated in this Notice, pursuant to the provisions of the Hecla Mining Company 2010 Stock Incentive Plan (the “Plan”) and subject to certain restrictions as outlined below in this Notice and the additional provisions set forth in the attached Terms and Conditions of Restricted Stock Unit Award (the “Terms”). Together, this Notice, the attached Terms and all Exhibits hereby constitute the “Agreement.” The terms and conditions of the Plan are incorporated by reference in their entirety into this Agreement. When used in this Agreement, the terms that are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable). The Award is granted under Section 9 of the Plan.

Grantee: ###PARTICIPANT_NAME###

Grant Date: ###GRANT_DATE###

# of Restricted Stock Units: ###TOTAL_AWARDS###

Vesting Schedule: Subject to the terms of the Plan and this Agreement, the Restricted Stock Units shall become earned and vested, and shares of Common Stock shall be issued in settlement of vested Restricted Stock Units, in accordance with the following schedule, in the event the Grantee does not have a Termination of Employment prior to the applicable vesting date(s):

Vesting Date # of Restricted Stock Units Vested

###VEST_SCHEDULE_TABLE###

Only a whole number of Restricted Stock Units will become vested as of any given vesting date. If the number of Restricted Stock Units determined as of a vesting date is a fractional number, the number vesting will be rounded down to the nearest whole number with any fractional portion carried forward. No Restricted Stock Units shall become earned and vested following Grantee’s Termination of Employment, except as expressly provided in the attached Exhibit A, as applicable, or as otherwise provided pursuant to the terms of the Plan.

Impact of Termination of Employment on Vesting: See Exhibit A

Impact of Change-in-Control: See Exhibit A

Accepted by:

_________________________________

###REQUIRED_SIGNATURE###

EXHIBIT A

Termination of Employment and Change-in-Control

Impact of Termination of Employment. If the Grantee has a Termination of Employment before any of the vesting date(s) specified under “Vesting Schedule” in the Notice, then any unearned Restricted Stock Units shall become earned and vested or forfeited depending on the reason for Termination of Employment as follows:

(i)
Termination of Employment On or After Age 60. In the event of Grantee’s Termination of Employment on or after age sixty (60) other than due to death or Disability or for Cause, all of the Restricted Stock Units subject to this Agreement shall be vested and settled on the original Vesting Date if, at the time of Termination of Employment, the Grantee is:

a.
At least age sixty (60) and has fifteen (15) or more years of service with the Company,
b.
At least age sixty-five (65) and has seven (7) or more years of service with the Company, or
c.
At least age sixty-eight (68).

Notwithstanding the foregoing to the contrary, if the Grantee’s Termination of Employment other than due to death or Disability occurs prior to the close of business on the last business day of the calendar year of the Grant Date, any Restricted Stock Units that were not already earned and vested pursuant to the schedule specified under “Vesting Schedule” in the Notice as of the date of the Termination of Employment shall be immediately forfeited as of the date of Termination of Employment.

(ii)
Death or Disability. In the event that the Grantee’s continuous service terminates by reason of the Grantee’s Disability or death, all of the Restricted Stock Units subject to this Agreement shall be immediately vested as of the date of such Termination of Employment, and shall be delivered, subject to any requirements under this Agreement, to the Grantee, in the event of his or her Disability, or in the event of the Grantee’s death, to the beneficiary or beneficiaries designed by the Grantee, or if the Grantee has not so designated any beneficiary(ies), or no designated beneficiary survives the Grantee, such shares shall be delivered to the personal representative of the Grantee’s estate.

(iii)
Any other Termination of Employment. If the Grantee has a Termination of Employment for any reason other than as specified in subparagraphs (i) and (ii) above, any Restricted Stock Units that were not already earned and vested pursuant to the schedule specified under “Vesting Schedule” in the Notice as of the date of the Termination of Employment shall be immediately forfeited as of the date of Termination of Employment.

Impact of Change-in-Control. The impact of a Change-in-Control shall be determined per Section 10 of the Plan.

Deferral of Award. In case of any deferral of the Award under the terms of the Company’s Key Employee Deferred Compensation Plan (the “Deferral Plan”) or any successor plan, the timing of payment of the Award shall be determined under the provisions of the Deferral Plan, notwithstanding any provision of this Agreement or the Plan to the contrary.

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD

1.
Grant of Restricted Stock Units.

(a)
As of the Grant Date set forth in the Notice, the Company grants to the Grantee the number of Restricted Stock Units (“Units”) set forth in the Notice. Each Unit represents the right to receive one share of Common Stock at a future date after the Unit has become earned and vested, subject to the term and conditions of this Agreement. The Award is granted under Section 9 of the Plan.

(b)
The Units covered by this Award shall become earned and vested in accordance with the schedule set forth in the Notice. Each earned and vested Unit shall be settled on the date(s) specified in the Notice by issuance of one share of Common Stock on or as soon as administratively practicable (but no more than 60 days) after the applicable vesting and/or settlement date specified in the Notice, subject to the requirements of (i) Section 4 (Withholding), Section 6 (Regulatory Restrictions on the Shares of Common Stock Issued Upon Settlement), and Section 7(l) (Recovery of Compensation) of this Agreement and (ii) Section 409A of the Code. Notwithstanding the preceding sentence, the Committee may, but is not required to, prescribe rules pursuant to which the Grantee may elect to defer settlement of the vested Units, including a deferral under the terms of the Company’s Key Employee Deferred Plan (the “Deferral Plan”). Any deferral election must be made in compliance with such rules and procedures as the Committee deems advisable and any such deferral election shall be made in compliance with Section 409A of the Code.

(c)
Units constitute an unfunded and unsecured obligation of the Company. The Grantee shall not have any rights of a shareholder of the Company with respect to the shares of Common Stock underlying the Units unless and until the Units become earned and vested and are settled by the issuance of shares of Common Stock. Upon issuance of shares of Common Stock in connection with the settlement of vested Units, the Grantee shall be the record owner of the shares of Common Stock unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting rights).

(d)
The Grantee may designate a beneficiary to receive payment in connection with the Units in the event of the Grantee’s death in accordance with the beneficiary designation procedures, as in effect from time to time. If the Grantee does not designate a beneficiary, or if the Grantee’s designated beneficiary does not survive the Grantee, then the Grantee’s beneficiary will be the Grantee’s estate.

(e)
The Units shall not entitle the Grantee to receive any dividends that are otherwise paid with respect to shares of the Common Stock.

2.
Restrictions.

Subject to any exceptions set forth in this Agreement, until such time as the Units become earned and vested and are settled in shares of Common Stock in accordance with Section 1, the Units or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Units will be forfeited by the Grantee and all of the Grantee’s rights to such Units shall immediately terminate without any payment of consideration by the Company.

3.
Cancellation of Rights.

If any portion of the Units fail to become earned and vested (for example, because the Grantee fails to satisfy the vesting conditions specified in the Notice prior to a Separation from Service), then such Units shall be immediately forfeited as of the date of such failure and all of the Grantee’s rights to such Units shall immediately terminate without any payment of consideration by the Company.

4.
Withholding.

(a)
Regardless of any action the Company taxes with respect to any or all income tax, payroll tax or other tax-related withholding (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items owed by the Grantee is and remains the Grantee’s responsibility and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or vesting of the Units or the subsequent sale of shares of Common Stock acquired upon vesting; and (ii) does not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Grantee’s liability for Tax-Related Items.

(b)
As a condition to the delivery of any shares of Common Stock under the Award, the Grantee shall pay to the Company or make provisions satisfactory to the Company for the payment of all federal, state, local, and foreign taxes of any kind required by law to be withheld in respect of the delivery of shares of Common Stock in settlement of the Units; provided that, unless determined otherwise by the Committee, the Company shall withhold up to the maximum required number of shares of Common Stock otherwise deliverable to the Grantee upon settlement of the Units to cover all taxes due for those Units. The Company or any Affiliate shall have the right to withhold, or require the Grantee to remit to the Company or Affiliate, an amount sufficient to satisfy all federal, state, local, and foreign taxes of any kind that the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code or any other applicable law, rule, or regulation with respect to the Units and, if the Grantee fails to do so, the Company may otherwise refuse to deliver any shares of Common Stock otherwise required to be provided under this Agreement.

(c)
The Company or the Affiliate, as the case may be, may also require or permit the Grantee to satisfy such obligations, in whole or in part, by delivering to the Company or the Affiliate shares of Common Stock already owned by the Grantee. The shares of Common Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Common Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. To the extent applicable, a Grantee may satisfy his or her withholding obligation only with shares of Common Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

5.
Grantee Representations.

The Grantee hereby represents to the Company that the Grantee has read and fully understands the provision of this Agreement and the Plan, and the Grantee’s decision to participate in the Plan is completely voluntary. Further, the Grantee acknowledges that the Grantee is relying solely on his or her own advisors with respect to the tax consequences of this Award.

6.
Regulatory Restrictions on the Shares Issued Upon Settlement.

Notwithstanding the other provisions of this Agreement, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations on the issuance of shares of Common Stock with respect to this Award unless and until the Committee determines that such issuance complies with (i) any applicable registration requirements under the Securities Act or the Committee has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (iii) any applicable Company policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

7.
Miscellaneous.

(a)
Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify the Grantee from time to time; and to the Grantee at the Grantee’s electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as the Grantee, by notice to the Company, may designate in writing from time to time.

(b)
Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

(c)
Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof. Any prior agreements, commitments or negotiations concerning the Award are superseded.

(d)
Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

(e)
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law, and applicable Federal law.

(f)
Dispute Resolution. In the event of any dispute, claim, question or disagreement arising out of or relating to this Award, the parties shall use their best efforts to settle such dispute, claim, question or disagreement. To this effect, they shall consult and negotiate with each other, in good faith, and, recognizing their mutual interests, attempt to reach a just and equitable resolution satisfactory to both parties. If the parties do not reach such a resolution within a period of 30 days, then any such unresolved dispute or claim, upon notice by any party to the other, shall be submitted to and finally settled by arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the AAA in effect at the time demand for arbitration is made by any such party. The parties shall mutually agree upon a single arbitrator within 30 days of such demand. In the event that the parties are unable to so agree within such 30 day period, then within the following 30 day period, one arbitrator shall be named by each party. A third arbitrator shall be named by the two arbitrators so chosen within 10 days after the appointment of the first two arbitrators. In the event that the third arbitrator is not agreed upon, he or she shall be named by the AAA. Arbitration shall occur in the State of Idaho or such other location as may be mutually agreed to by the parties. The award made by all or a majority of the panel of arbitrator shall be final and binding, and judgment may be entered based upon such award in any court of law having competent jurisdiction. The award is subject to confirmation, modification, correction or vacation only as explicitly provided in Title 9 of the United States Code. The parties acknowledge that this Agreement evidences a transaction involving interstate commerce. The United States Arbitration Act and the Rules shall govern the interpretation, enforcement, and proceedings pursuant to this Section 7(f). Any provisional remedy which would be available from a court of law shall be available from the arbitrators to the parties to this Agreement pending arbitration. Either party may make an application to the arbitrators seeking injunctive relief to maintain the status quo, or may seek from a court of competent jurisdiction any interim or provisional relief that may be necessary to protect the rights and property of that party, until such times as the arbitration award is rendered or the controversy otherwise resolved. To the full extent permitted by law and upon presentation of appropriate documentation, all reasonable legal fees and expenses incurred by the Grantee as a result of any dispute under this Section 7(f) involving the validity or enforceability of, or liability under, any provision of this Agreement shall be paid by the Company if the Company unreasonably or maliciously contested the validity or enforceability of any provision of this Agreement. By agreeing to binding arbitration, the Grantee hereby waives his or her right to a jury trial.

(g)
Venue. Any arbitration, legal or equitable action or any proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from the Agreement, or any provision hereof, shall exclusively be filed and adjudicated in Kootenai County, Idaho and no other venue.

(h)
Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

(i)
Conflicts; Amendment. The provisions of the Plan are incorporated in this Agreement in their entirety. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control, provided that if payment of the Award is deferred under the terms of the Deferral Plan in accordance with Section 1(b) hereof, then the terms of the Deferral Plan shall control as to the timing of the payment of any vested United notwithstanding any provision of this Agreement or the Plan to the contrary. This Agreement may be amended at any time by the Committee, provided that no amendment may, without the consent of the Grantee, materially impair the Grantee’s rights with respect to the Award. The Committee shall have full authority and discretion, subject only to the terms of the Plan, to decide all matters relating to the administration or interpretation of the Plan, the Award, and the Agreement, and all such action by the Committee shall be final, conclusive, and binding upon the Company and the Grantee.

(j)
No Right to Continued Employment. Nothing in this Agreement shall confer upon the Grantee any right to continue in the employ or service of the Company or affect the right of the Company to terminate the Grantee’s employment or service at any time.

(k)
Further Assurances. The Grantee agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement and the Plan.

(l)
Recovery of Compensation. The Award is subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) any policies adopted by the Company to implement such requirements, and (iii) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to the Grantee.

(m)
Restrictive Covenants. If the Grantee is subject to any employment-related covenants (including covenants regarding non-competition, non-solicitation of customers/employees and preservation of confidential information) under any agreement with the Company, the vesting and receipt of benefits under this Award is specifically conditioned on the Grantee’s compliance with such covenants. To the extent allowed by and consistent with applicable law and any applicable limitations period, if it is determined at any time that the Grantee has materially breached any such covenants, the Company will be entitled to (i) cause any unvested portion of the Award to be immediately forfeited without any payment of consideration by the Company and (ii) recover from the Grantee in its sole discretion some or all of the shares of Common stock (or proceeds received by the Grantee from such shares of Common Stock) paid to the Grantee pursuant to this Agreement. The Grantee recognizes that if the Grantee breaches any such covenants, the losses to the Company may amount to the full value of any shares of Common Stock paid to the Grantee pursuant to this Agreement.

(n)
Code Section 409A. It is intended that this Agreement and the Units will comply with Code Section 409A to the extent subject thereto, and this Agreement shall be administered accordingly and interpreted and construed on a basis consistent with such intent, to the maximum extent permitted. Any payments under the Units that are due within the “short-term deferral period” under Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. For purposes of Code Section 409A, each installment payment under this Agreement or the Plan, or otherwise payable to the Grantee, will be treated as a separate payment. This paragraph shall not be construed as a guarantee of any particular tax effect for the Grantee’s benefits under this Agreement and the Company does not guarantee that any such benefits will satisfy Code Section 409A or any other section of the Code. Notwithstanding anything to the contrary in this Agreement, to the extent required to avoid accelerated taxation or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided under this Agreement during the six (6)-month period immediately following the Grantee’s Termination of Employment shall instead be paid on the first payroll date after the six (6)-month anniversary of the Grantee’s Termination of Employment (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Grantee under Code Section 409A and neither the Company nor the Committee shall have any liability to any Grantee for such tax or penalty. To the extent required to avoid accelerated taxation or tax penalties under Code Section 409A, an event shall not constitute a Change-in-Control for purposes of the payment (but not vesting) terms or conditions of the Award unless such event also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets within the meaning of Code Section 409A. To the extent required to avoid accelerated taxation or tax penalties under Code Section 409A, “Termination of Employment” shall mean a “separation from service” as defined under Code Section 409A and “Disability” shall mean a “disability” as defined under Code Section 409A.